                                                                   EXHIBIT 16.1


                          [ARTHUR ANDERSEN LETTERHEAD]



April 25, 2002







Robert K. Herdman
Chief Accountant
Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Mr. Herdman:

         We have read Item 4 included in the Form 8-K dated April 24, 2002 of Manhattan Associates, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                       Very truly yours,

                                       /s/ Arthur Andersen LLP





cc:      Mr. Tom Williams, CFO, Manhattan Associates, Inc.